Exhibit 99.1

Prospect Capital Reports December 2019 Quarterly Results and Declares Additional Monthly Distributions

NEW YORK - (GLOBE NEWSWIRE) - February 10, 2020 - Prospect Capital Corporation (NASDAQ: PSEC) (“Prospect”, “our”, or “we”) today announced financial results for our second fiscal quarter ended December 31, 2019.

All amounts in $000’s except per share amounts (on weighted average basis for period numbers)	Quarter Ended	Quarter Ended	Quarter Ended
	December 31, 2019	September 30, 2019	December 31, 2018

Net Investment Income (“NII”)	$67,885	$71,060	$80,811
Interest as % of Total Investment Income	86.9%	90.2%	84.1%

NII per Share	$0.18	$0.19	$0.22

Net Income	$(11,203)	$18,065	$(67,389)
Net Income per Share	$(0.03)	$0.05	$(0.18)

Distributions to Shareholders	$66,152	$66,111	$65,837
Distributions per Share	$0.18	$0.18	$0.18

NII / Distributions to Shareholders	103%	107%	123%

NAV per Share at Period End	$8.66	$8.87	$9.02

Net of Cash Debt to Equity Ratio	64.1%	66.3%	75%

For the December 2019 quarter, we earned net investment income (“NII”) of $67.9 million, or $0.18 per weighted average share, down from the September 2019 quarter by $0.01 per share. Our ratio of NII to distributions was 103% in the December 2019 quarter.
In the December 2019 quarter, our net of cash debt to equity ratio was 64.1%, down 10.9% from December 2018.
For the December 2019 quarter, our net loss was $11.2 million, or $0.03 per weighted average share.
Our net asset value (“NAV”) per share decreased by $0.21 to $8.66 during the December 2019 quarter.

All amounts in $000’s except per share amounts	Six Months Ended	Six Months Ended
	December 31, 2019	December 31, 2018

NII	$138,945	$165,970
NII per Share	$0.37	$0.45

Net Income (“NI”)	$6,862	$16,406
NI per Share	$0.02	$0.04

Distributions to Shareholders	$132,263	$131,531
Distributions per Share	$0.36	$0.36
For the six months ended December 31, 2019, we earned NII of $138.9 million, or $0.37 per weighted average share, down $0.08 from the prior year. For the six months ended December 31, 2019, we earned NI of $6.9 million, or $0.02 per weighted average share, down $0.02 from the prior year.

DISTRIBUTION DECLARATION

Prospect is declaring distributions as follows:

•	$0.06 per share for February 2020 to February 28, 2020 record holders with March 19, 2020 payment date;

•	$0.06 per share for March 2020 to March 31, 2020 record holders with April 23, 2020 payment date; and

•	$0.06 per share for April 2020 to April 30, 2020 record holders with May 21, 2020 payment date.
These distributions are Prospect’s 139th, 140th, and 141st consecutive cash distributions to shareholders.
Based on the declarations above, Prospect’s closing stock price of $6.56 at February 7, 2020 delivers to shareholders a distribution yield of 11.0%.

Based on past distributions and our current share count for declared distributions, Prospect since inception through our April 2020 distribution will have distributed $17.88 per share to original shareholders, aggregating $3.0 billion in cumulative distributions to all shareholders.

Prospect expects to declare May 2020, June 2020, July 2020, and August 2020 distributions in May 2020.

PORTFOLIO AND INVESTMENT ACTIVITY

All amounts in $000’s except per unit amounts	As of	As of	As of
	December 31, 2019	September 30, 2019	June 30, 2019

Total Investments (at fair value)	$5,268,545	$5,450,560	$5,653,553
Number of Portfolio Companies	120	125	135
% Controlled Investments (at fair value)	45.8%	44.0%	43.8%

Secured First Lien	41.5%	43.3%	43.9%
Secured Second Lien	24.7%	23.1%	23.5%
Subordinated Structured Notes	15.0%	15.0%	15.1%
Unsecured and Other Debt	0.9%	1.8%	1.4%
Equity Investments	17.9%	16.8%	16.1%

Annualized Current Yield - All Investments	10.3%	10.2%	10.6%
Annualized Current Yield - Performing Interest Bearing Investments	12.8%	12.7%	13.1%

Top Industry Concentration(1)	16.8%	15.7%	14.6%

Energy Industry Concentration(1)	2.2%	2.7%	2.7%

Non-Accrual Loans as % of Total Assets (2)	1.6%	2.4%	2.9%

Weighted Average Portfolio Net Leverage(3)	4.75x	4.69x	4.67x
Weighted Average Portfolio EBITDA(3)	$69,541	$62,006	$60,669

(1)	Excluding our underlying industry-diversified structured credit portfolio.

(2)	Calculated at fair value.

(3)	For additional disclosure see “Weighted Average Portfolio EBITDA and Net Leverage” at the end of this release.

During the December 31, 2019 and September 30, 2019 quarters, our investment origination and repayment activity was as follows:

All amounts in $000’s	Quarter Ended	Quarter Ended
	December 31, 2019	September 30, 2019

Total Originations	$326,636	$94,540

Non-Agented Debt	43.7%	6.3%
Corporate Yield Buyouts	31.7%	79%
Rated Secured Structured Notes	19.9%	7%
Agented Sponsor Debt	4.7%	7.7%
Total Repayments	$431,514	$245,173

Originations, Net of Repayments	$(104,878)	$(150,633)

We have invested in structured credit investments benefiting from individual standalone financings non-recourse to Prospect and with our risk limited in each case to our net investment amount. At December 31, 2019 and September 30, 2019, our subordinated structured note portfolio at fair value consisted of the following:

All amounts in $000’s except per unit amounts	As of	As of
	December 31, 2019	September 30, 2019

Total Subordinated Structured Notes	$791,459	$818,268

# of Investments	39	39

TTM Average Cash Yield(1)(2)	16.4%	17.6%
Annualized Cash Yield(1)(2)	16.6%	17.4%
Annualized GAAP Yield on Fair Value(1)(2)	14.6%	15.5%
Annualized GAAP Yield on Amortized Cost(2)(3)	10.5%	11.6%

Cumulative Cash Distributions(4)	$1,156,422	$1,123,631
% of Original Investment	82.8%	80.5%

# of Underlying Collateral Loans	1,707	1,738
Total Asset Base of Underlying Portfolio	$17,954,503	$18,133,692

Prospect TTM Default Rate	0.51%	0.4%
Broadly Syndicated Market TTM Default Rate	1.39%	1.29%
Prospect Default Rate Outperformance vs. Market	0.88%	0.89%

(1)	Calculation based on fair value.

(2)	Excludes deals being redeemed.

(3)	Calculation based on amortized cost.
To date, including called deals being liquidated, we have exited nine subordinated structured notes totaling $263.4 million with an expected pooled average realized IRR of 16.7% and cash on cash multiple of 1.48 times.
Since December 31, 2017 through today, 26 of our structured credit investments have completed multi-year extensions of their reinvestment periods (typically at reduced liability spreads). We believe further optionality upside exists in our structured credit portfolio through additional refinancings and reinvestment period extensions.

To date during the December 2019 quarter, we have completed new and follow-on investments as follows:

All amounts in $000’s	Quarter Ended
March 31, 2020

Total Originations	$322,342

Real Estate	77.4%
Non-Agented Debt	15.5%
Agented Sponsor Debt	7.1%

Total Repayments	$77,818
Originations, Net of Repayments	$244,524

LIQUIDITY AND FINANCIAL RESULTS

All amounts in $000’s	As of December 31, 2019	As of September 30, 2019	As of December 31, 2018
Net of Cash Debt to Equity Ratio	64.1%	66.3%	75.0%
% of Assets at Floating Rates	86.3%	86.9%	88.2%
% of Liabilities at Fixed Rates	95.8%	95.2%	88.5%

Unencumbered Assets	$3,943,616	$4,019,805	$4,322,091
% of Total Assets	72.6%	72.0%	72.4%
The below table summarizes our December 2019 quarter issuance and repurchase activity:

All amounts in $000’s	Principal	Rate	Maturity

Debt Issuances
Prospect Capital InterNotes®	$62,943	3.75% -4.50%	October 2024-January 2030
Repurchases
2020 Notes	$2,532	4.75%	April 2020
2022 Notes	$36,373	4.95%	July 2022
Prospect Capital InterNotes®	$96,208	4.00% - 6.85%	April 2022-August 2023
On September 9, 2019, we completed an amendment of our existing revolving credit facility (the “Facility”) for Prospect Capital Funding, extending the term 5.0 years from such date. Pricing for amounts drawn under the Facility is one-month Libor plus 2.20%.
$1.0775 billion of Facility commitments have closed to date with 30 institutional lenders (representing one of the largest and most diversified bank groups in our industry). An accordion feature allows the Facility, at Prospect's discretion, to accept up to $1.5 billion of commitments. The Facility matures September 9, 2024. The Facility includes a revolving period that extends through September 9, 2023, followed by an additional one-year amortization period, with distributions allowed to Prospect after the completion of the revolving period.

On June 28, 2019, we commenced a tender offer to purchase $224.1 million of our convertible notes that mature in April 2020 (“2020 Notes”). On July 27, 2019, $32.9 million was validly tendered and accepted, representing 14.7% of the outstanding notes. On August 12, 2019, we commenced a tender offer to purchase up to $60.0 million of the 2020 Notes. On September 10, 2019, $13.6 million was validly tendered and accepted, representing 7.1% of the outstanding notes. On September 24, 2019, we commenced a tender offer to purchase up to $40.0 million of the 2020 Notes. On October 23, 2019, $2.1 million was validly tendered and accepted, representing 1.2% of the outstanding notes.
On November 7, 2019, we commenced a tender offer to purchase up to $10.0 million of the 2020 Notes. On December 7, 2019, $0.4 million was validly tendered and accepted, representing 0.2% of the outstanding notes. On December 23, 2019, we commenced a tender offer to purchase up to $10.0 million of the 2020 Notes. On January 23, 2020, $2.2 million was validly tendered and accepted, representing 1.3% of the outstanding notes.
On November 7, 2019, we commenced a tender offer to purchase up to $50.0 million of our convertible notes that mature in July 2022 (“2022 Notes”). On December 6, 2019, $13.4 million was validly tendered and accepted, representing 4.4% of the outstanding notes. On December 23, 2019, we commenced a tender offer to purchase up to $25.0 million of the 2022 Notes. On January 23, 2020, $1.3 million was validly tendered and accepted, representing 0.5% of the outstanding notes.
We currently have eight separate unsecured debt issuances aggregating $1.5 billion outstanding, not including our program notes, with laddered maturities extending to June 2029. At December 31, 2019, $622.4 million of program notes were outstanding with laddered maturities through October 2043.
EARNINGS CONFERENCE CALL
Prospect will host an earnings call on Thursday February 11, 2020 at 11:00 am. Eastern Time. Dial 888-338-7333. For a replay prior to March 13, 2020 visit www.prospectstreet.com or call 877-344-7529 with passcode 10139220.

Exhibit 99.1

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share and per share data)

	December 31, 2019	June 30, 2019

	(Unaudited)	(Audited)
Assets
Investments at fair value:
Control investments (amortized cost of $2,397,025 and $2,385,806, respectively)	$2,412,260	$2,475,924
Affiliate investments (amortized cost of $158,295 and $177,616, respectively)	87,623	76,682
Non-control/non-affiliate investments (amortized cost of $3,118,324 and $3,368,880, respectively)	2,768,662	3,100,947
Total investments at fair value (amortized cost of $5,673,644 and $5,932,302, respectively)	5,268,545	5,653,553
Cash	137,867	107,098
Receivables for:
Interest, net	11,872	26,504
Other	159	3,326
Deferred financing costs on Revolving Credit Facility	10,232	8,529
Due from broker	3,140	—
Prepaid expenses	478	1,053
Total Assets	5,432,293	5,800,063
Liabilities
Revolving Credit Facility	92,000	167,000
Public Notes (less unamortized discount and debt issuance costs of $12,796 and $13,826, respectively)	781,578	780,548
Convertible Notes (less unamortized debt issuance costs of $11,310 and $13,867, respectively)	657,104	739,997
Prospect Capital InterNotes® (less unamortized debt issuance costs of $12,457 and $12,349, respectively)	609,952	695,350
Due to Prospect Capital Management	44,515	46,525
Interest payable	30,837	34,104
Dividends payable	22,055	22,028
Accrued expenses	6,213	5,414
Due to Prospect Administration	2,929	1,885
Other liabilities	1,245	937
Total Liabilities	2,248,428	2,493,788
Commitments and Contingencies
Net Assets	$3,183,865	$3,306,275

Components of Net Assets
Common stock, par value $0.001 per share (1,000,000,000 common shares authorized; 367,584,244 and 367,131,025 issued and outstanding, respectively)	$367	$367
Paid-in capital in excess of par	4,042,785	4,039,872
Total distributable earnings (loss)	(859,287)	(733,964)
Net Assets	$3,183,865	$3,306,275
Net Asset Value Per Share	$8.66	$9.01

Exhibit 99.1

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
Investment Income
Interest income:
Control investments	$49,602	$53,674	$100,468	$110,128
Affiliate investments	2,463	174	2,702	401
Non-control/non-affiliate investments	59,152	68,679	121,102	137,288
Structured credit securities	29,442	35,467	62,343	69,619
Total interest income	140,659	157,994	286,615	317,436
Dividend income:
Control investments	3,268	13,000	7,068	27,665
Non-control/non-affiliate investments	241	266	695	528
Total dividend income	3,509	13,266	7,763	28,193
Other income:
Control investments	13,189	15,741	24,572	18,532
Non-control/non-affiliate investments	4,560	882	4,850	4,144
Total other income	17,749	16,623	29,422	22,676
Total Investment Income	161,917	187,883	323,800	368,305
Operating Expenses
Base management fee	27,543	33,187	56,006	63,144
Income incentive fee	16,971	20,203	34,736	41,493
Interest and credit facility expenses	37,059	40,656	75,957	78,564
Allocation of overhead from Prospect Administration	6,011	5,642	9,505	9,007
Audit, compliance and tax related fees	1,933	2,389	2,308	2,782
Directors’ fees	113	150	226	229
Other general and administrative expenses	4,402	4,845	6,117	7,116
Total Operating Expenses	94,032	107,072	184,855	202,335
Net Investment Income	67,885	80,811	138,945	165,970
Net Realized and Net Change in Unrealized Gains (Losses) from Investments
Net realized gains (losses)
Control investments	—	2,801	—	2,802
Non-control/non-affiliate investments	1,909	192	(289)	1,232
Net realized gains (losses)	1,909	2,993	(289)	4,034
Net change in unrealized (losses) gains
Control investments	(35,863)	(85,733)	(74,884)	(33,815)
Affiliate investments	12,242	(5,894)	30,262	(19,649)
Non-control/non-affiliate investments	(54,271)	(59,069)	(81,729)	(96,183)
Net change in unrealized (losses) gains	(77,892)	(150,696)	(126,351)	(149,647)
Net Realized and Net Change in Unrealized (Losses) Gains from Investments	(75,983)	(147,703)	(126,640)	(145,613)
Net realized losses on extinguishment of debt	(3,105)	(497)	(5,443)	(3,951)
Net (Decrease) Increase in Net Assets Resulting from Operations	$(11,203)	$(67,389)	$6,862	$16,406
Net (decrease) increase in net assets resulting from operations per share	$(0.03)	$(0.18)	$0.02	$0.04
Dividends declared per share	$(0.18)	$(0.18)	$(0.36)	$(0.36)

Exhibit 99.1

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
ROLLFORWARD OF NET ASSET VALUE PER SHARE
(in actual dollars)

	Three Months Ended December 31,			Six Months Ended December 31,
	2019		2018	2019	2018
Per Share Data
Net asset value at beginning of period	$8.87		$9.39	$9.01	$9.35
Net investment income(1)	0.18		0.22	0.37	0.45
Net realized and change in unrealized (losses) gains(1)	(0.21)		(0.40)	(0.35)	(0.41)
Distributions of net investment income	(0.18)		(0.18)	(0.36)	(0.36)
Common stock transactions(2)(3)	—	(3)	(0.01)	(0.01)	(0.01)
Net asset value at end of period	$8.66		$9.02	$8.66	$9.02

(1)	Per share data amount is based on the weighted average number of common shares outstanding for the period presented (except for dividends to shareholders which is based on actual rate per share).

(2)	Common stock transactions include the effect of issuances and repurchases of common stock, if any.

(3)	Amount is less than $0.01.

Exhibit 99.1

WEIGHTED AVERAGE PORTFOLIO EBITDA AND NET LEVERAGE

Weighted Average Portfolio Net Leverage (“Portfolio Net Leverage”) and Weighted Average Portfolio EBITDA (“Portfolio EBITDA”) provide clarity into the underlying capital structure of our portfolio debt investments and the likelihood that our overall portfolio will make interest payments and repay principal.
Portfolio Net Leverage reflects the net leverage of each of our portfolio company debt investments, weighted based on the current debt principal outstanding of such investments. The net leverage for each portfolio company is calculated based on our investment in the capital structure of such portfolio company, with a maximum limit of 10.0x adjusted EBITDA. This calculation excludes debt subordinate to our position within the capital structure because our exposure to interest payment and principal repayment risk is limited beyond that point. Additionally, structured credit residual interests and equity investments, for which principal repayment is not fixed, are also not included in the calculation. The calculation does not exceed 10.0x adjusted EBITDA for any individual investment because 10.0x captures the highest level of risk to us. Portfolio Net Leverage provides us with some guidance as to our exposure to the interest payment and principal repayment risk of our overall debt portfolio. We monitor our Portfolio Net Leverage on a quarterly basis.
Portfolio EBITDA is used by Prospect to supplement Portfolio Net Leverage and generally indicates a portfolio company’s ability to make interest payments and repay principal. Portfolio EBITDA is calculated using the weighted average dollar amount EBITDA of each of our portfolio company debt investments. The calculation provides us with insight into profitability and scale of the portfolio companies within our overall debt investments.
These calculations include addbacks that are typically negotiated and documented in the applicable investment documents, including but not limited to transaction costs, share-based compensation, management fees, foreign currency translation adjustments and other nonrecurring transaction expenses.
Together, Portfolio Net Leverage and Portfolio EBITDA assist us in assessing the likelihood that we will timely receive interest and principal payments. However, these calculations are not meant to substitute for an analysis of our underlying portfolio company debt investments, but to supplement such analysis.

Exhibit 99.1

ABOUT PROSPECT CAPITAL CORPORATION

Prospect Capital Corporation (www.prospectstreet.com) is a business development company that focuses on lending to and investing in private businesses. Our investment objective is to generate both current income and long-term capital appreciation through debt and equity investments.
We have elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). We are required to comply with regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal and state rules and regulations. We have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, whose safe harbor for forward-looking statements does not apply to business development companies. Any such statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under our control, and that we may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements. Such statements speak only as of the time when made. We undertake no obligation to update any such statement now or in the future.
For additional information, contact:
Grier Eliasek, President and Chief Operating Officer
grier@prospectcap.com
Telephone (212) 448-0702